Exhibit 1.3

REJECT the HudBay Offer FEBRUARY 2014

FORWARD LOOKING INFORMATION This presentation contains information that constitutes "forward-looking statements" under United States federal securities laws or "forward-looking information" under Canadian securities laws. These statements and information relate to future events and Augusta's future performance, business prospects or opportunities, including information concerning the HudBay Offer, which are subject to certain risks, uncertainties and assumptions. Such forward-looking statements and forward-looking information include, but are not limited to statements concerning Augusta's plans at the Rosemont Project, including the timing for obtaining final permits, construction and estimated production, expectations surrounding future financings and refinancings, capital and operating cash flow estimates, changes in market conditions, changes or disruptions in the securities markets and market fluctuations in the prices for Augusta's securities, the lack of any alternative transactions or the terms and conditions of any alternative transactions not being acceptable. Forward-looking statements or information is frequently, but not always, characterized by words such as "will", "plan", "expect", "project", "intend", "believe", "anticipate", "budget", "forecast", "schedule", "estimate" and similar expressions, or statements that certain events or conditions "may", "should", "could", "might" or "will" occur. The forward-looking statements or information contained in this presentation is based on the reasonable expectations and beliefs of management and involves numerous assumptions, known and unknown risks and uncertainties, both general and specific to Augusta and the industry in which the Company operates. Such assumptions, risks and uncertainties include, but are not limited to Augusta's history of losses, requirements for additional capital, dilution, loss of material properties, interest rate increases, global economy, no history of production, speculative nature of exploration activities, periodic interruptions to exploration, development and mining activities, environmental hazards and liability, industrial accidents, failure of processing and mining equipment, labour disputes, supply problems, commodity price fluctuations, uncertainty of production and cost estimates, the interpretation of drill results and the estimation of mineral resources and reserves, legal and regulatory proceedings and community actions, title and tenure matters, regulatory restrictions, permitting and licensing, volatility of the market price of the Company’s common shares, insurance, competition, hedging activities, currency fluctuations, loss of key employees, as well as those factors disclosed in Augusta's documents filed from time to time with the securities regulators in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick and Newfoundland and Labrador. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company, or industry results, may vary materially from those described in this presentation. For further details, reference is made to the risk factors discussed or referred to in Augusta's annual and interim management's discussion and analyses and Annual Information Form on file with the Canadian securities regulatory authorities and available under Augusta's issuer profile on SEDAR at www.sedar.com. Although Augusta has attempted to identify important factors that could cause actual actions, events, results, performance or achievements to differ materially from those described in the forward-looking statements or information contained in this presentation, there may be other factors that cause actions, events, results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Such forward- looking statements and information are made or given as at the date of this presentation and Augusta disclaims any intention or obligation to update or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, except as required under applicable securities law. The reader is cautioned not to place undue reliance on forward-looking statements or information. ALL DOLLARS ARE IN CANADIAN DOLLARS UNLESS OTHERWISE NOTED, ALL TONS ARE IN SHORT TONS ALL METRICS RELATING TO ROSEMONT ARE PRESENTED ON A 100% BASIS Augusta has quoted from publicly available analyst reports in this document. These analysts have not consented to the inclusion of all or any portion of their reports in this document. None of the firms employing such analyses were advisors to Augusta or HudBay in connection with the HudBay Offer as at the date of such analysts’ reports.

MINERAL RESOURCE AND TECHNICAL INFORMATION Information in this presentation and disclosure documents of Augusta that are filed with Canadian securities regulatory authorities concerning mineral properties have been prepared in accordance with the requirements of securities laws in effect in Canada, which differ from the requirements of United States securities laws. Without limiting the foregoing, these documents use the terms "mineral reserve", "mineral resource", "measured mineral resource", "indicated mineral resources" and "inferred mineral resource". Shareholders in the United States are advised that, while such terms are recognized and required by Canadian securities laws, the U.S. Securities and Exchange Commission (the "SEC") does not recognize them. Under United States standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. Disclosure of contained ounces is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report resources as in place tonnage and grade without reference to unit measures. Accordingly, information concerning descriptions of mineralization and resources contained in these documents may not be comparable to information made public by United States companies subject to the reporting and disclosure requirements of the SEC. National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators, which has established standards for public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource and technical information of Augusta contained in this Directors' Circular or contained in documents referenced in this Directors' Circular have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System.

THE HUDBAY OFFER IS A LOW BALL BID REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES HudBay’s motivations could not be more transparent; they are attempting to swoop in at the last minute and deprive Augusta’s Shareholders of the value they have been waiting to unlock for many years. We are confident that you will conclude that the HudBay Offer is a LOW BALL BID that does not come close to providing full and fair value for Augusta. Directors, Officers and Shareholders of Augusta holding over 33% of the Common Shares (on a fully diluted basis) have advised Augusta that they will NOT TENDER to the HudBay Offer REJECT the HudBay Offer and DO NOT TENDER your Common Shares

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares 6

AUGUSTA’S WORLD CLASS ROSEMONT COPPER PROJECT World Class Project in Favourable Jurisdiction Low Cost Low Capital Intensity Commercial & Logistics Arranged Project Financing Imminent Permitting Imminent Near-term Production Start-up Upside Expansion and Exploration Potential Augusta REJECT the HudBay Offer and DO NOT TENDER your Common Shares 7

ROSEMONT IS A WORLD CLASS COPPER PROJECT Arizona • Considered to be one of the best undeveloped copper projects in the world: significant size, attractive operating and capital costs and location in the U.S. • Excellent, established local infrastructure: power, water, roadways, rail lines, skilled and experienced labour • Stable mining laws and regulatory regime REJECT the HudBay Offer and DO NOT TENDER your Common Shares 8

SCARCITY OF LARGE SCALE CONSTRUCTION-READY COPPER ASSETS Galore Creek (Higher Capex) • Over 100 copper development projects with reserves worldwide, but a lack of world class assets • Only 22 large projects with a reserve base of at least 5 billion lbs of copper • Only 3 projects not already majority owned by a producer or government entity • Rosemont is the most attractive construction-ready copper development opportunity SOURCE: Metals Economics Group Development Projects with Cu Reserves Over 5 Billion lbs Contained Cu Reserves Not Majority-Owned by a Producer Rosemont Rosemont Rosemont Cobre Panama Sierra Gorda 100+ Projects 22 Projects 3 Projects Pumpkin Hollow (Higher Cash Costs) REJECT the HudBay Offer and DO NOT TENDER your Common Shares 9

ROSEMONT HAS SIGNIFICANT SCALE 632 360 243 235 197 175 157 134 120 66 46 41 Morenci Bingham Canyon Rosemont Ray Complex (2) Bagdad Safford Sierrita Mission Robinson Miami Silver Bell Mineral Park 2012A U.S. Copper Production By Mine (Mlbs) First 3 yrs avg Cu production/yr (lbs) 255M First 3 yrs avg Mo production/yr (lbs) 6.9M LOM avg Cu production/yr (lbs) 243M LOM avg Mo production/yr (lbs) 5.4M Waste to ore ratio(3) 1.9:1 Mine life 21+ years 1. Production plan is based on the 2012 mineral reserve which is confined by a pit shell based on US$1.88/lb Cu. Based on Rosemont 2012 Feasibility Study Update 2. Does not include smelter throughput 3. Waste includes oxide material. If oxide minerals are excluded from waste, the waste to ore ratio would be 1.7:1 When in production, Rosemont will be the third largest U.S. copper mine(1) SOURCE: Public filings NOTE: All metrics relating to Rosemont are presented on a 100% basis REJECT the HudBay Offer and DO NOT TENDER your Common Shares 10

ROSEMONT HAS LOW CAPITAL INTENSITY SOURCE: Rosemont calculated based on Rosemont 2012 Feasibility Study. Other greenfield copper projects from Scotiabank GBM Research estimates February 10, 2014 One of the Lowest Cost Mines to Build Relative to Annual Production (US$/CuEq lb/year) REJECT the HudBay Offer and DO NOT TENDER your Common Shares 11

ROSEMONT IS LOW COST Rosemont Copper LOM Average C1 Cash Cost (US¢/lb) Paid Metal (Mlbs) 1. Augusta plotted on copper C1 cash cost (2018E) based on Rosemont life of mine average cash costs net of by-products including impact of Silver Wheaton (100% of payable silver and gold to be produced) SOURCE: Wood Mackenzie, Rosemont 2012 Feasibility Study Copper Industry C1 Cash Cost Curve (2018E)(1) REJECT the HudBay Offer and DO NOT TENDER your Common Shares 12

ROSEMONT OFFERS EXPANSION POTENTIAL • Current mill design capacity of 75,000 tons of ore per day with planned expansion to 90,000 tons per day • Proven and probable reserves of approximately 5.9 billion lbs of copper • Mine plan only reflects P&P reserves; 1.9 billion lbs of additional M&I copper resources and 1.1 billion lbs of additional inferred copper resources, if upgraded, could significantly increase throughput and mine life • Exploration Upside • Completed three-phase geophysical survey exploration program • Identified multiple IP anomalies in close proximity to the Rosemont pit which are worthy of exploration NOTE: P&P reserves represent proven and probable reserves and M&I resources represent measured and indicated resources Augusta Copper Resource REJECT the HudBay Offer and DO NOT TENDER your Common Shares 13

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares 14

Receives Groundwater Withdrawal Permit (January 2008) Announces publication of Rosemont draft Record of Decision (December 2013) Completes final Environmental Impact Statement (November 2013) • The HudBay Offer is currently scheduled to expire on March 19th, just weeks before the expected receipt of final permits Receives Reclamation Plan Approval/Permit (July 2009) HudBay announces hostile offer (February 2014) HUDBAY OFFER IS HIGHLY OPPORTUNISTIC Receives Air Quality Permit; (January 2013) Files Plan of Operations; first step in NEPA permitting process (July 2007) Expects to receive final Record of Decision (Q2 2014) Expects to receive Clean Water Act 404 Permit (Q2 2014) 2007 2008 2009 2010 2011 2012 2013 2014 Receives Aquifer Protection Permit (April 2012) Receives Certificate of Environmental Compatibility (December 2011) REJECT the HudBay Offer and DO NOT TENDER your Common Shares Receives Stormwater Permit (April 2008) 15

AUGUSTA'S VALUE IS AT A TIPPING POINT

- Rosemont has been substantially de-risked and is on the verge of key value creation milestones
- Project is construction ready; HudBay's Offer validates imminent permitting
  - **"… I just want to say that Augusta has actually done an exemplary job… So there's really nothing that we would change in terms of Augusta's approach on the permitting."** – David Garofalo, President and CEO of HudBay (February 10, 2014)
- Financing plan on track to be fully executed mid-2014
  - Completed streaming agreement with Silver Wheaton in 2010 (US$230M)
  - Completed joint venture agreement with LGI & KORES in 2010 (US$106M remaining)
  - Arranging project debt financing (US$890M)[2]
    - Mandate letter signed with syndicate of 12 banks

Mining Development Cycle and Valuation Implications[1]



1. Exploration
2. Discovery
3. Feasibility
4. Construction / Production
Value
Rosemont
1
2
3
4
Time

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

1. Based on "Lassonde Curve" published in *The Gold Book* by Pierre Lassonde in 1990
2. Excluding additional financing costs such as interest during construction, upfront fees and cost overrun facility

16

MAJOR PERMITTING NEAR COMPLETION
CONSTRUCTION TO COMMENCE IN MID-2014

- Rosemont's draft Record of Decision and final Environmental Impact Statement have been published by the U.S. Forest Service
- Augusta expects Rosemont to receive both the final Record of Decision and the Clean Water Act 404 Permit in Q2 2014
  - U.S. Army Corps of Engineers issues over 60,000 permit actions a year

"My decision allows Rosemont Copper to develop its mineral resource while requiring a wide array of mitigation and monitoring steps that will minimize or avoid impacts on [National Forest Service] lands to the extent practicable"
- Jim Upchurch, Forest Supervisor, Coronado National Forest[1]



F E I S
+
D R O D
90-120 day objection and resolution period
45 day objection period
45 day resolution period
1x-30 day extension
WE ARE HERE
4 0 4
F R O D
Break Ground On Federal Land
Nov/13
Dec/13
Q2/14
Mid-2014
Army Corps of Engineers Process
U.S. Forest Service NEPA Process

NOTE: DROD = Draft Record of Decision; FROD = Final Record of Decision; 404 = Clean Water Act 404 Permit, FEIS = Final Environmental Impact Statement

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

1. As stated in the Draft Record of Decision

17

AS ROSEMONT MOVES TO PRODUCTION SUBSTANTIAL VALUE WILL BE CREATED • De-risking the Rosemont Project will be a catalyst for an upward revaluation, which Augusta expects will substantially increase NAV per Common Share Illustrative Discount Rate Impact on Street NAV Per Share 1. Street research SOURCE: Street research (1) De-risking of Rosemont REJECT the HudBay Offer and DO NOT TENDER your Common Shares

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares

PRECEDENT TRANSACTIONS SUPPORT SIGNIFICANTLY HIGHER VALUES

AUGUSTA

- The HudBay Offer represents a significant discount to Price/Net Asset Value ("P/NAV") multiples paid for comparable base metal transactions
- The HudBay Offer implies a P/NAV of 0.5x based on consensus estimates by research analysts, as compared to average precedent multiples of 0.8x for comparable base metal transactions
- HudBay paid a P/NAV of ~0.9x when it acquired the Constancia project in 2010 and Augusta believes that the Rosemont project is clearly superior to the Constancia project
- Several precedents are earlier stage and located in riskier jurisdictions



1.20x
1.00x
0.80x
0.60x
0.40x
0.20x
0.00x
P/NAV
Average: 0.8x P/NAV
HudBay Offer: 0.5x P/NAV
Capstone - Far West (Chile)
Capstone - Pinto Valley (USA)
HudBay - Constancia(1) (Peru)
First Quantum - Antares (Peru)
Thompson - Terrane (Canada)
Lundin - Eagle Mine (USA)
Chinalco - Peru Copper (Peru)
China Sci-Tech - Chariot (Peru)
CRCC - Corriente (Ecuador)
HudBay - Augusta (USA)

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

1. Constancia was a wholly-owned subsidiary of Norsemont Mining Inc.
SOURCE: Public filings, S&P Capital IQ, Street research

20

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares

A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA SHAREHOLDERS

- Augusta's Shareholders currently have the benefit of 100% exposure to the world-class Rosemont Project
- If the HudBay Offer is successful, Augusta's Shareholders will only have 18% exposure to the Rosemont Project through their ownership of HudBay Shares
- Augusta's assets would contribute disproportionately to HudBay

Contribution Analysis[1]



Equity Ownership at Current Offer [2]
82%
18%
Street Net Asset Value [3]
74%
26%
2P Reserves (CuEq) [4]
59%
41%
Production 2018E (Cu) [5]
68%
32%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

Augusta Shareholders Will Only Retain 18% of the Combined Company Even Though Augusta Will Contribute:

- 26% of the Combined Company's Net Asset Value
- 41% of Copper Equivalent Reserves
- 32% of 2018E Copper Production

1. Excludes Augusta shares held by HudBay
2. Based on HudBay Offer and the closing price of Augusta Shares on the TSX on February 21, 2014
3. Based on average Street estimates
4. Reserves are calculated taking into account adjustments from the various respective Silver Wheaton precious metal streams
5. Based on average Street estimates for 2018E HudBay copper production and Augusta's LOM average copper production

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

SOURCE: Public filings, Street research

22

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares

THE MARKET HAS INDICATED THAT THE HUDBAY OFFER SIGNIFICANTLY UNDERVALUES AUGUSTA

- The HudBay Offer is a 22% **DISCOUNT** to the Augusta Common Share price[(1)]

Augusta Price vs. Implied HudBay Offer



C$4.00
C$3.00
C$2.00
C$1.00
C$0.00
C$ / share
C$3.58
C$2.80
The HudBay Offer represents a 22% discount to Augusta's trading price
Augusta Share Price (21-Feb-14)
Implied Offer: 0.315x HudBay Shares (21-Feb-14)

Augusta Price vs. Implied HudBay Offer Over Time



C$4.00
C$3.50
C$3.00
C$2.50
C$ / share
AUGUSTA
Implied HudBay Offer
Augusta shares are trading at a C$0.78 spread to the HudBay Offer
10-Feb
12-Feb
14-Feb
16-Feb
18-Feb
20-Feb

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

1. Based on the closing price of Augusta Shares on the TSX on February 21, 2014 of C$3.58 per Augusta Share while the implied value of the HudBay Offer of C$2.80 per Augusta Share (based on the closing price of the HudBay shares on the TSX on the same date)

SOURCE: S&P Capital IQ

24

ANALYSTS SUPPORT HIGHER VALUES AND EXPECT SHAREHOLDERS TO REJECT THE OFFER Analyst Commentary Average Analyst Target Price vs. HudBay Offer “The HBM offer undervalues AZC; we would REJECT it and wait for a higher bid or allow AZC to build the Rosemont project.” - CIBC World Markets - “We believe that shareholders who have been in Augusta for the long-term, and have held on throughout the lengthy stage of permitting the project, would be giving up significant value by accepting this offer.” - Jennings Capital - “We believe that Hudbay’s offer has little chance of success at its current valuation” - TD - “Rosemont remains one of the world’s best undeveloped copper assets. We view the probability of a higher bid from [HudBay] and/or the emergence of a white knight as very high.” - Scotiabank - SOURCE: Bloomberg, S&P Capital IQ, Street research REJECT the HudBay Offer and DO NOT TENDER your Common Shares

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares

AUGUSTA

HUDBAY SHARES CARRY GREATER GEOPOLITICAL RISK

- HudBay's business carries substantially greater geopolitical risk than Augusta's business
- Augusta's 100% exposure to assets in the United States is a key differentiator
- 63% of HudBay's copper equivalent reserves are located in Peru
- Peruvian operations increase exposure to political risk, including civil unrest

Reserves by Country[1]



Augusta
USA 100%
HudBay
Canada 37%
Peru 63%
Pro Forma
Peru 35%
USA 45%
Canada 20%

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

1. Copper equivalents calculated based on US$3.00/lb Cu, US$1.00/lb Zn, US$0.95/lb Pb, US$1,269/oz Au, US$21.33/oz Ag and US$11.20/lb Mo (adjusted for HudBay and Augusta stream agreements)
SOURCE: HudBay public filings

27

HUDBAY'S DEVELOPMENT PROJECTS AND CORE COMPETENCIES INTRODUCE ADDITIONAL RISK

AUGUSTA

- The Constancia project remains a risky investment
  - Construction throughout 2014; commercial production not until Q2-2015
  - Currently ~US$0.8 billion over the initial budget (~85% increase)[1]
- HudBay's experience is in underground development
  - Constancia project is its first large scale open pit
- HudBay is preoccupied as 3 out of 4 of HudBay's assets are in ramp up or construction phases
  - Limited capacity to advance Rosemont on the same timeline as Augusta; will reduce project NAV

"Hudbay's B3 corporate family rating is driven by its small scale, concentration of near term activity in one underground copper and zinc mine in Canada and sizeable execution risks... The negative outlook reflects Moody's concern that budgeted costs and/or timing to complete Constancia may slip"
– Moody's

Constancia Capital Cost Blowout

"Our base case model assumes 20% capital inflation totaling $1.94B..."
– RBC



Capital Cost (US$ M)
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
$920
$1,708
~85% Increase
Constancia Capital Cost at Acquisition (Jan. 2011)
Constancia Capital Cost Most Recent Estimate (Feb. 2014)

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

1. Based on Constancia development capital expenditure estimate at time of Norsemont acquisition announcement
SOURCE: HudBay and Norsemont Mining Inc. public disclosure

28

HUDBAY'S PROPOSED FINANCING PLAN AT RISK?

AUGUSTA

HudBay's Plan for Constancia	HudBay's Plan for Rosemont
"…And finally, we can fund our current near-term pipeline of projects, including Constancia, from existing cash flow and available liquidity." – *(January 10, 2011)* – David Garofalo, President and CEO of HudBay	**"Hudbay is expected to have the capacity to internally fund the construction of Rosemont and realize the full value potential of the combined project pipeline."** – *(February 10, 2014)* – David Garofalo, President and CEO of HudBay

Subsequent Financings

- Silver Wheaton Stream (US$750M, August 2012)
- Bonds (US$500M, September 2012)
- Bonds (US$153M, June 2013)
- Caterpillar Financial Equipment Financing (US$130M, June 2013)
- Silver Wheaton Stream (US$135M, November 2013)
- Bonds (US$100M, December 2013)
- Equity Financing (US$155M[1], January 2014)
- Proposed offtake debt facility (US$150M)

= **TOTAL: US$2.1 Billion**

Future Required Financings

?

REJECT the HudBay Offer and DO NOT TENDER your Common Shares

1. Based on January 30, 2014 exchange rate of 0.8952 USD/CAD. HudBay issued 20,930,000 common shares at a price of C$8.25 for gross proceeds of C$172.7M
SOURCE: Public filings, Bank of Canada

29

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares

HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 1. Based on prior day pricing before CEO appointment announcement SOURCE: Bloomberg, based on total shareholder return Total Shareholder Returns Since Appointment of Garofalo as CEO (June 21, 2010)(1) Last Twelve Months Last Three Years REJECT the HudBay Offer and DO NOT TENDER your Common Shares

REASONS TO REJECT HUDBAY’S UNSOLICITED OFFER REJECT THE HUDBAY OFFER AND DO NOT TENDER YOUR COMMON SHARES 1. THE HUDBAY OFFER FAILS TO RECOGNIZE THE STRATEGIC VALUE OF AUGUSTA’S ROSEMONT PROJECT 2. THE TIMING OF THE HUDBAY OFFER IS HIGHLY OPPORTUNISTIC GIVEN THAT PERMITTING AND CONSTRUCTION ARE IMMINENT 3. THE VALUE OF THE HUDBAY OFFER IS SIGNIFICANTLY BELOW IMPLIED MULTIPLES OF PRECEDENT BASE METAL TRANSACTIONS 4. A COMBINATION OF HUDBAY AND AUGUSTA WOULD BE DILUTIVE TO AUGUSTA'S SHAREHOLDERS 5. THE MARKET VIEWS THE HUDBAY OFFER AS INADEQUATE 6. AUGUSTA SHAREHOLDERS ARE NOT BEING ADEQUATELY COMPENSATED FOR THE RISKS AND UNCERTAINTIES INHERENT IN THE HUDBAY SHARES 7. HUDBAY’S TRACK RECORD OF UNDERPERFORMANCE 8. SCOTIABANK AND TD SECURITIES HAVE PROVIDED OPINIONS STATING THE CONSIDERATION OFFERED BY HUDBAY IS INADEQUATE FROM A FINANCIAL POINT OF VIEW 9. DIRECTORS, OFFICERS AND SHAREHOLDERS OF AUGUSTA HOLDING OVER 33% OF THE COMMON SHARES (ON A FULLY DILUTED BASIS) HAVE ADVISED AUGUSTA THAT THEY WILL NOT TENDER TO THE HUDBAY OFFER 10. THE BOARD OF DIRECTORS IS AGGRESSIVELY PURSUING VALUE-MAXIMIZING ALTERNATIVES REJECT the HudBay Offer and DO NOT TENDER your Common Shares

Executive Office Suite 1040 4500 Cherry Creek South Drive Denver, CO 80246 Corporate Office 555-999 Canada Place Vancouver, BC V6C 3E1 T: 604 687 1717 Investor Relations Letitia Cornacchia T: 416 860 6310 E: lcornacchia@augustaresource.com Laurel Hill Advisory Group T: 1 877 452 7184 (North American Toll-Free) T: 416 304 0211 (Collect Calls Accepted) E: assistance@laurelhill.com